Exhibit 99.2

FOR IMMEDIATE RELEASE

THERMADYNE HOLDINGS CORPORATION COMMENCES CONSENT SOLICITATION

ST. LOUIS, MO — February 14, 2012 — Thermadyne Holdings Corporation (“Thermadyne” or the “Company”) today announced it commenced a consent solicitation (the “Solicitation”) with respect to a proposed amendment to the indenture (the “Indenture”) governing the Company’s outstanding 9% Senior Secured Notes Due 2017 (the “Notes”) (CUSIP: 883435AJ8 / ISIN: US883435AJ86). The proposed amendment would modify the restricted payments covenant to provide for a $100.0 million restricted payments basket. The proposed amendment would allow Thermadyne to make a distribution to its immediate parent company to allow it to repurchase shares of its outstanding preferred stock.

The record date to determine holders of the Notes entitled to consent is February 13, 2012. The Solicitation will expire at 12:00 p.m., New York City time, on February 27, 2012 (the “Expiration Date”), unless extended. As part of the Solicitation, Thermadyne will make a cash payment (the “Consent Payment”) of $20 per $1,000 in principal amount of Notes to each holder of the Notes who has validly delivered a duly executed consent (the “Consent”) on or prior to the Expiration Date and who has not revoked that Consent in accordance with the procedures described in the Consent Solicitation Statement (the “Solicitation Statement”) if the conditions set forth therein have been satisfied or, where possible, waived. Thermadyne’s obligation to make the Consent Payment is contingent, among other things, upon receipt of the Requisite Consents (as defined in the Solicitation Statement) on or prior to the Expiration Date, which Consents have not been properly revoked, the execution and delivery of a supplemental indenture with respect to the Indenture containing the proposed amendment and satisfaction or, where possible, waiver of the conditions described in the Solicitation Statement, including, but not limited to, the consummation of an offering of additional notes issued pursuant to the Indenture in a private offering. Thermadyne currently expects to commence such offering of additional notes following the Expiration Date. Thermadyne may, in its sole discretion, terminate, extend or amend the Solicitation at any time as described in the Solicitation Statement. The Consent Payment will be paid promptly following the satisfaction of the conditions outlined in the Solicitation Statement, including, but not limited to, the consummation of the additional notes offering. If Thermadyne fails to consummate the offering of additional notes for the purpose of making a cash distribution to Thermadyne’s immediate parent company to allow it to repurchase shares of its outstanding preferred stock on or prior to 5:00 p.m., New York City time on the 45th day following the Expiration Date, the proposed amendment will not become effective any time thereafter, and no Consent Payment will be paid to any holder of the Notes who delivers a Consent.

Holders of the Notes may obtain a copy of the Solicitation Statement and related material from the information agent, i-Deal LLC, at (212) 849-5000 or (888) 593-9546.

Jefferies & Company, Inc. (“Jefferies”) and RBC Capital Markets, LLC (“RBC”) are the solicitation agents for the Solicitation. Questions regarding the Solicitation may be directed to Jefferies at (888) 708-5831 or RBC at (877) 381-2099.

This press release is for informational purposes only, and the Solicitation is being made only pursuant to the terms of the Solicitation Statement that is being distributed to the holders of the Notes. The Solicitation is not being made to, and Consents are not being solicited from, holders of Notes in any jurisdiction in which it is unlawful to make such Solicitation or grant such Consent. None of Thermadyne, the solicitation agents or the information agent makes any recommendation as to whether or not holders of Notes should deliver any Consents. Each holder of Notes must make its own decision as to whether or not to deliver a Consent.

Any notes to be offered have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws. As a result, they may not be offered or sold in the United States or to any U.S. persons except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

This news release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities. Any offering of notes will be made only by means of a confidential offering memorandum.

About Thermadyne

Thermadyne, headquartered in St. Louis, Missouri, is a leading global manufacturer and marketer of metal cutting and welding products and accessories under a variety of leading premium brand names including Victor®, Tweco® / Arcair®, Thermal Dynamics®, Thermal Arc®, Stoody®, TurboTorch®, Firepower® and Cigweld®. For more information about Thermadyne, its products, and its services, visit the company’s website at www.thermadyne.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties.

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